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                                                                     EXHIBIT 4.3

                                   FORM OF
                                LOCK-UP LETTER



                                                                 ______ __, 1996

Sterile Recoveries, Inc.
28100 U.S. Highway 19 North, Suite 201
Clearwater, Florida 34621

Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53201

Ladies and Gentlemen:

                 The undersigned understands that Robert W. Baird & Co. Incorporated ("Baird") and Raymond James & Associates, Inc., the representatives (the "Representatives") of the several underwriters (the "Underwriters"), intend to enter into an Underwriting Agreement with Sterile Recoveries, Inc., a Florida corporation (the "Company"), providing for the public offering (the "Public Offering") by the Underwriters, including the Representatives, of common stock (the "Common Stock") of the Company. The undersigned further understands that the Public Offering will be made pursuant to a registration statement to be filed with the Securities and Exchange Commission, which will include a form of prospectus (the "Prospectus"), and that the Prospectus will contain a statement to the effect that the Company, its officers and directors, and all of its shareholders have agreed not to sell or otherwise dispose of any shares of Common Stock without the prior written consent of Baird.

                 In consideration of the Underwriters' agreement to purchase shares of Common Stock in and undertake the Public Offering, and in recognition of the benefit that the Public Offering will confer on the undersigned as a director, officer or shareholder of the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Baird, the undersigned will not, for a period of 180-days after the date of the final Prospectus (the "180-day period"), except for the ____ shares of Common Stock sold by the undersigned on ________ __, 1996, directly or indirectly, offer, sell, transfer, pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged or otherwise disposed of, except pursuant to bona fide gifts to donees who agree to be bound by the same restrictions set forth herein, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock.



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Sterile Recoveries, Inc.
Robert W. Baird & Co. Incorporated
          , 1996
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Page 2

         In addition, the undersigned agrees that during the 180-day period, the Company may cause the transfer agent for the Company to note stop transfer instructions on the transfer books and records of the Company with respect to any shares of Common Stock owned by the undersigned.

                 The undersigned understands that the Company and the Underwriters, including the Representatives, will proceed with the Public Offering in reliance on this letter agreement.

                 The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, that the information set forth below is true and complete, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the spouse, heirs, personal representatives, successors and assigns of the undersigned.


                                    Very truly yours,




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                                    Signature



                                    -----------------------------------
                                    Signature if held jointly


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Name if held jointly


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Sterile Recoveries, Inc.
Robert W. Baird & Co. Incorporated
          , 1996
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Page 3


- -------------------------------------------
Address


- -------------------------------------------
Social Security or
  Taxpayer Identification No.


- -------------------------------------------
Number of shares of
  Common Stock owned


- -------------------------------------------
Number of shares of Common
  Stock that may be acquired
  pursuant to warrants, options
  or convertible securities